UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________________
FORM 8-K
___________________________
Current Report
Pursuant to Section 13 or 15(d)of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 6, 2023
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TRAVERE THERAPEUTICS, INC.
(Exact name of registrant as specified in its charter)
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Delaware	001-36257	27-4842691
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
3611 Valley Centre Drive, Suite 300
San Diego, CA 92130
(Address of Principal Executive Offices, including Zip Code)

(888) 969-7879
(Registrant’s Telephone Number, including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	TVTX	The Nasdaq Global Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.01    Changes in Registrant's Certifying Accountant.
The Audit Committee (the “Audit Committee”) of the Board of Directors of Travere Therapeutics, Inc. (the “Company”) recently conducted a competitive selection process to determine the Company's independent registered public accounting firm for the fiscal year ending December 31, 2023. The Audit Committee considered several public accounting firms in connection with this process and, as a result of this process, on April 6, 2023, the Audit Committee notified Ernst & Young LLP ("EY") of its selection as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2023, replacing BDO USA, LLP ("BDO"), the Company's former independent registered public accounting firm.

(a) Dismissal of Independent Registered Public Accounting Firm

On April 6, 2023, the Audit Committee dismissed BDO as the Company’s independent registered public accounting firm. BDO had served as the Company’s independent registered public accounting firm from 2014 through the period ended April 6, 2023.

BDO’s audit reports on the Company’s consolidated financial statements as of and for the years ended December 31, 2022 and 2021 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

During the fiscal years ended December 31, 2022 and 2021 and the subsequent interim period through April 6, 2023: (1) there were no “disagreements” (as defined in Item 304(a)(1)(iv) of Regulation S-K) with BDO on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of BDO, would have caused BDO to make reference to the subject matter of such disagreements in connection with its reports on the consolidated financial statements for such periods and (2) there were no “reportable events” (as defined in Item 304(a)(1)(v) of Regulation S-K), except for the disclosure of the following material weakness in the Company’s internal control over financial reporting as disclosed in Part II, Item 9A of the Company’s Annual Report on Form 10-K for the year ended December 31, 2022: the Company did not design effective controls and procedures to evaluate the accounting for a certain pre-launch inventory contract affecting the timing of recognition of research and development expense. Such material weakness did not result in a restatement of previously issued annual consolidated financial statements or condensed interim consolidated financial statements. This reportable event was discussed among the Company’s management, the Audit Committee and BDO. BDO has been authorized by the Company to respond fully to the inquiries of EY, the successor accountant, including concerning this reportable event.

The Company provided BDO with a copy of this report prior to its filing with the Securities and Exchange Commission (the “SEC”) and requested that BDO furnish the Company with a letter addressed to the SEC stating whether BDO agrees with the statements made by the Company in this report and, if not, stating the respects, if any, in which BDO does not agree with such statements. A copy of the letter from BDO is filed with this report as Exhibit 16.1.

(b) Engagement of New Independent Registered Public Accounting Firm

Effective April 6, 2023, after conducting the above-described auditor evaluation and selection process, the Audit Committee approved the appointment of EY as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023. EY was formally engaged on April 12, 2023.

During the Company’s fiscal years ended December 31, 2022 and 2021, and through April 6, 2023, neither the Company nor anyone acting on its behalf consulted with EY regarding: (i) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Company’s financial statements, and neither a written report nor oral advice was provided to the Company that EY concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a “disagreement” within the meaning of Item 304(a)(1)(iv) of Regulation S-K or a “reportable event” within the meaning of Item 304(a)(1)(v) of Regulation S-K.

Item 9.01    Financial Statements and Exhibits.
(d)    Exhibits

Exhibit No.	Description
16.1	Letter from BDO USA, LLP addressed to the Securities and Exchange Commission, dated April 11, 2023.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRAVERE THERAPEUTICS, INC.

Dated: April 12, 2023	By:	/s/ Eric Dube
	Name:	Eric Dube
	Title:	Chief Executive Officer